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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment No. 17 to Registration Statement No.33-37537 on Form N-1A of our report dated January 6, 2003 appearing in the November 30, 2002 Annual Report of Merrill Lynch U.S. Treasury Money Fund in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.


/s/Deloitte & Touche LLP

Princeton, New Jersey
March 13, 2003